Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-236558) and Form S-3 (File No. 333-251652) of our report dated March 30, 2021 with respect to the consolidated financial statements of Sanara MedTech Inc. and its subsidiaries (the “Company”) as of and for the year ended December 31, 2020, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2021.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 30, 2022